UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2020

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34278	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 South Central Avenue, Cicero, Illinois 60804

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 780-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BWEN	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K filed on December 9, 2019, the Board of Directors (the “Board”) of Broadwind Energy, Inc. (the “Company”) appointed Eric B. Blashford, currently the Company’s Chief Operating Officer, to succeed Stephanie K. Kushner as President and Chief Executive Officer of the Company, effective March 1, 2020. Mr. Blashford’s appointment is the result of a leadership succession plan that was developed by senior management of the Company over the last several years under the direction and oversight of Ms. Kushner and the Board.

In addition, on February 18, 2020, the Board, upon the recommendation of its Governance/Nominating Committee, has appointed Mr. Blashford to serve as a member of the Board, also effective March 1, 2020. Mr. Blashford will not serve on any committees of the Board. As an employee of the Company, Mr. Blashford will not receive any additional compensation for service on the Board. There are no arrangements between Mr. Blashford and any other person pursuant to which he was elected to serve as a director.

Mr. Blashford, age 55, has served as the Company’s Chief Operating Officer since May 1, 2018 and previously as President of the Company’s wholly-owned subsidiary Broadwind Towers, Inc., from October 2014 through April 2019.  Prior to joining the Company, from January 2012 to October 2014, he served as President of a group of companies owned by The Heico Companies, LLC, including Barko Hydraulics, LLC, Pettibone Traverse Lift, LLC and Tiffin Parts, LLC, all of which are manufacturers of heavy duty off road vehicles (and parts) for the forestry, material handling, oil and gas and construction industries. Mr. Blashford holds a Bachelor of Science degree in Accounting from the University of Akron and a Master of Business Administration from Kent State University and is a registered Certified Public Accountant (non-practicing) in the State of Ohio.

On February 20, 2020, the Company entered into an Employment Agreement with Mr. Blashford effective as of March 1, 2020 (the “Agreement”). The Agreement provides for an initial base salary of $400,000. Mr. Blashford will be eligible for participation in the Company’s Executive Short-Term Incentive Plan, with a target award of 75% of his base salary, and the Company’s long-term stock incentive plan, with a target annual grant value equal to 75% of his base salary. In addition, he will be entitled to the rights and benefits under the Company’s standard benefits and compensation practices generally provided by the Company to its employees and additional benefits generally provided by the Company to executive employees. The Agreement includes non-competition and non-solicitation covenants that continue for 18 months after termination of employment and provisions regarding confidentiality.

The Agreement also provides that, upon termination of Mr. Blashford’s employment by the Company without “cause” or by Mr. Blashford for “good reason” (each as defined in the Agreement), the Company shall pay to Mr. Blashford (i) unpaid base salary accrued up to the effective date of termination, (ii) any accrued but unpaid benefits to the effective date of termination, (iii) a pro rata portion of any unpaid bonus earned in accordance with then-applicable bonus plans or programs for the year in which termination occurs, based on actual year-to-date performance as compared to the operating plan, or if such results are not determinable, then based on performance at the “target” level, (iv) any unpaid bonus for the immediately prior year based on actual performance, (v) severance in an amount equal to his then-current base salary for a period of 18 months, and (vi) 18 months of COBRA payments, if he is eligible and timely elects coverage. The Agreement further provides that, upon a “change of control” (as defined in the Agreement) and subsequent termination of Mr. Blashford’s employment by the Company without cause, or by Mr. Blashford for good reason, the Company shall pay to Mr. Blashford (i) unpaid base salary accrued up to the effective date of termination, (ii) any accrued but unpaid benefits to the effective date of termination, (iii) a pro rata portion of any unpaid bonus earned in accordance with then-applicable bonus plans or programs for the year in which termination occurs, based on actual year-to-date performance as compared to the operating plan, or if such results are not determinable, then based on performance at the “target” level, (iv) any unpaid bonus for the immediately prior year based on actual performance, (v) a lump-sum payment in an amount equal to his then-current base salary for a period of 24 months, and (vi) 18 months of COBRA payments, if he is eligible and timely elects coverage.  Additional information regarding Mr. Blashford’s Severance and Non-Competition Agreement with the Company is available under Item 5.02 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2018, which such information is incorporated herein by reference.

There is no agreement or understanding between Mr. Blashford and any other person pursuant to which he was appointed as President and Chief Executive Officer of the Company, nor is there any family relationship between Mr. Blashford and any of the Company’s directors or other executive officers. There are no transactions in which Mr. Blashford has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

A copy of the related Press Release announcing the events described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

 (d) The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Employment Agreement effective as of March 1, 2020 between Broadwind Energy, Inc. and Eric B. Blashford

99.1	Press Release Dated February 21, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

February 21, 2020	By:	/s/ Stephanie K. Kushner

Stephanie K. Kushner
Chief Executive Officer
(Principal Executive Officer)

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